EXHIBIT 10.23


November 19, 2004


Christopher H. Giordano
264 Union Boulevard, First Floor
Totowa, NJ  07512

              RE: Letter Agreement by and between BPK Resources, Inc. and Christopher Giordano
                    ---------------------------------------------------

Dear Chris:

         This letter agreement (the "Agreement") sets forth our understanding with respect to the terms and conditions of the services you will provide to BPK Resources, Inc., a Nevada corporation (the "Company").

         Your duties hereunder shall be those which shall be prescribed from time to time by the Company's Board of Directors in accordance with the Company's By-laws, as amended to date, including, but not limited to serving as the Company's President and Chief Executive Officer, Secretary and Treasurer and carrying out such duties, powers and responsibilities as customarily attend such offices of a Company of the size, type and nature of the Company.

         In consideration for your service to the Company, the Company shall pay you an annual base salary of $75,000 payable in twelve (12) equal monthly installments. Such installment shall be paid on the first day of each calendar month commencing on November 1, 2004. You acknowledge that the Company has limited funds available to make cash payments to you; therefore, if, the Company does not have sufficient funds to pay the monthly installment owed to you, your salary shall accrue from month to month.

         Your employment shall be considered at-will and you may be terminated by you or the Company for any reason on thirty (30) days written notice to the other party.

         If this Agreement accurately sets forth our present intentions and agreements regarding the proposed transaction, please so acknowledge by signing in the space provided below and returning this Agreement to my attention.

                                                BPK RESOURCES, INC.


                                                By: /s/ Christopher H. Giordano
                                                    ---------------------------

         ACCEPTED AND AGREED TO:


         /s/ Christopher H. Giordano
         ---------------------------
         Christopher H. Giordano